                                                                       EXHIBIT 2

                                                              - CONFORMED COPY -

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN
  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY
   STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING
  TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER
    IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY
                             STATE SECURITIES LAW.


                     SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE WARRANT
            ------------------------------------------------------

                          To Subscribe for Shares of

                     Series A Convertible Preferred Stock

                                      of

                                 BIGMAR, INC.

     THIS CERTIFIES THAT, for value received Jericho II LLC (the "Holder") is
                                                                  ------
entitled to subscribe for and purchase from Bigmar, Inc, a Delaware corporation (the "Company"), up to One Million (1,000,000) shares (subject to adjustment as
      -------
provided herein, the "Shares") of the Company's Series A Convertible Preferred
                      ------
Stock, $0.001 par value (as defined in Section 8.1, the "Series A Stock") at a
                                                         --------------
price of $2.5625 per share (with adjustments provided for herein, the "Warrant
                                                                       -------
Price") at any time from the date hereof to and including 5:00 p.m. (EDT) on May
-----
28, 2008 (or the next following business day if such day is not a business day), subject to the terms and conditions stated in this Warrant.

     1.   Method of Exercise or Conversion; Payment; Issuance of New Warrant.
          ------------------------------------------------------------------

          1.1. Exercise.  The purchase right represented by this Warrant may be
               --------
exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise form attached hereto duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such 15 day period.

     1.2. Conversion.  The Holder may convert this Warrant (the "Conversion
          ----------
Right"), in whole or in part, into the number of shares of Series A Stock of the Company calculated pursuant to the following formula by surrendering this Warrant (with the Notice of Exercise form attached hereto duly executed) at the principal office of the Company specifying the number of shares of Series A Stock of the Company, the rights to purchase which the Holder desires to convert:


                           Y (A - B)
                       X = ---------
                              A

where:    X =       the number of shares of Series A Stock to be issued to the
                    Holder;

          Y = the number of shares of Series A Stock subject to this Warrant for which the Conversion Right is being exercised;

          A =       the fair market value of one share of Series A Stock;

          B =       the Warrant Price

     As used herein, the fair market value of a share of Series A Stock shall mean (i) the number of shares of Common Stock then issuable upon conversion of a share of Series A Stock multiplied by (ii) the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on NASDAQ Small-Cap Market or in the sole discretion of the Board of Directors of the Company, acting in good faith, any other over-the-counter market, including the OTC Bulletin Board, which reports bid, asked and last sale prices and volume of sales, averaged over the 10 trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the nine consecutive business days prior to such day. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition; or

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

(ii) the Holder shall exercise its Conversion Right to purchase such shares within 15 days prior to the closing date of the underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Act, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering if greater than the price determined in accordance with the second sentence of this Section 1.2. The Company agrees that the shares so converted shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully converted or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such 15 day period.

     2.   Partial Exercise of Warrant.
          ---------------------------

     In the event of the partial exercise of the rights represented by this Warrant, a new Warrant representing the number of Shares as to which this Warrant shall not have been exercised shall be promptly issued to the holder.

     3.   Validity of Issue.
          -----------------

     The Company warrants and agrees that all Shares of Series A Stock which may be issued upon the exercise of the rights represented by this Warrant, and all shares of Common Stock of the Company which may be issued upon the conversion of such Shares, will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved (i) a sufficient number of shares of Series A Stock to provide for the exercise of the rights represented by this Warrant and (ii) a number of shares of its authorized Common Stock which will be sufficient to permit conversion of the Series A Stock issuable upon exercise of this Warrant.

     4.   Investment Representation.
          -------------------------

     The holder by accepting this Warrant represents that this Warrant is acquired for the holder's own account for investment purposes and not with a view to any offering or distribution and that the holder has no present intention of selling or otherwise disposing of this Warrant or the underlying Shares. Upon exercise, the holder will confirm in respect of securities obtained upon such exercise, that it is acquiring such securities for its own account and not with a view to any offering or distribution in violation of applicable securities laws.

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     5.   Adjustments to the Number of Shares and Warrant Price.
          -----------------------------------------------------

          5.1. Subdivisions, Stock Dividends and Stock Combinations.  In case
               ----------------------------------------------------
the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding shares of Series A Stock into a greater number of shares, or issue additional shares of its capital stock in payment of a stock dividend in respect of the Series A Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares issuable upon exercise of this Warrant shall be proportionately increased; and conversely, in case the outstanding shares of Series A Stock of the Company shall be combined into a smaller number of shares the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable proportionately reduced. Notwithstanding the foregoing, no adjustments shall be made pursuant to this Section to the extent that such adjustments shall have been made pursuant to similar adjustment provisions applicable to the Series A Stock, which will accrue to the benefit of the holder hereof after exercise of this Warrant.

          5.2. Corporate Transactions.  Except as provided in Section 5.1, if
               ----------------------
any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor
                                                                ---------
corporation") shall be effected, then, as a condition of such recapitalization,
-----------
reclassification, consolidation, merger, or conveyance, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Series A Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series A Stock equal to the number of shares of such Series A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such recapitalization, reclassification, consolidation, merger or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. Except as hereinafter provided, the Company shall not effect any consolidation or merger unless prior to the consummation thereof the successor corporation shall assume by written instrument executed and mailed to the holder hereof at its address registered on the books of the Company the obligation to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. Notwithstanding the foregoing, in the event of a merger or consolidation in which the Company is not the surviving entity, if the Company concludes that it will be unable to satisfy the conditions of this paragraph without a material adverse effect on the terms of such proposed transaction, then the Company shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase this Warrant from the holder thereof at its then fair value, having regard to both the spread between the Warrant Price and the value of the consideration to be received in the transaction and the remaining term of this Warrant. The Company and the holder of this Warrant shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to binding arbitration before a single arbitrator sitting in Detroit, Michigan, under the commercial rules of the American Arbitration Association (any cost of arbitration to be borne by the Company).

          5.3. Notice of Adjustments.  Upon any adjustment of this Warrant
               ---------------------
under this Section 5, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at its address registered on the books of the Company, which notice shall state (i) the increase or decrease, if any, in the Warrant Price resulting from such adjustment, (ii) the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, and (iii) any change in the type of security issuable upon exercise hereof, in accordance with Section 4.3, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     6.   Piggyback Registration Rights.
          -----------------------------

          6.1. Definition.  As used herein, "Registrable Shares" means, at any
               ----------
time, the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued or issuable upon exercise of this Warrant, provided that shares of Common Stock shall cease to be Registrable Shares when
(i) such shares have been sold into the public markets or (ii) such shares may be sold into the public markets pursuant to Rule 144(k) or a successor rule or regulation under the Securities Act of 1933, as amended (the "Securities Act").

          6.2. Rights.  If the Company at any time proposes for any reason to
               ------
register shares of the Company's Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to the Holder of its intention to so register the such shares and, upon the written request, given within 10 days after delivery of any such notice by the Company, of the Holder to include in such registration Registrable Shares held by the Holder (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the
                                           --------  -------
managing underwriter advises the Company that the inclusion of all Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered by the Company, then the number of Registrable Shares proposed to be included in such registration shall be reduced or eliminated provided (i) that shares held by stockholders of the Company other than the Holder being included in such registration shall be reduced in the same proportion as the reduction to the Registrable Shares requested for inclusion and (ii) no shares held by stockholders of the Company shall be included except in accordance with written registration rights held by such other stockholders.

          6.3. Expenses.  The Company shall bear the expense of all
               --------
registrations effected pursuant to this section, including in each case, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants, but excluding any underwriters' or brokers' discounts or commissions.

     7.   Notice of Reorganizations, etc.
          -------------------------------

     In case at any time:

          (a) The Company shall declare any dividend upon any class of securities whether payable in cash, property or Common Stock or make any distribution to the holders of any class of the Company's securities; or

          (b) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation; or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company,

          (d) the Company shall fix a record date for determining the holders of Series A Stock or Common Stock who shall be granted rights as a class to subscribe for or to purchase, or any options for the purchase of, Series A Stock, Common Stock or evidences of indebtedness, shares (other than Common Stock or shares of Series A Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock then, in each one or more of said cases, the Company shall give at least 20 days' prior written notice, by first class mail, postage prepaid, addressed to the holder at its address registered on the books of the Company of (i) the date on which the books of the Company shall close or a record shall be taken for purposes of ascertaining which shareholders will be entitled to participate in such dividend or distribution or subscription rights or will be entitled to vote on such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up, as the case may be; (ii) the date on which the vote shall be taken concerning such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up, as the case may be; and (iii) the date on which such dividend or distribution is to be paid or such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up, as the case may be, is to be effective. Such notice shall also specify the date as of which the holders of securities of record shall participate in said dividend or distribution or shall be entitled to exchange such securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation, or winding up, as the case may be.

     8.   Miscellaneous
          -------------

          8.1. Definition.  As used herein the term "Series A Stock" shall mean
               ----------                            --------------
and include the Company's presently authorized Series A Convertible Preferred Stock, $0.001 par value, and stock of any other class into which such presently authorized Series A Stock may hereafter be changed.

          8.2. No Rights as Stockholder.  Except as set forth in the
               ------------------------
Certificate of Designation relating to the Series A Stock, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no cash dividend paid out of earnings or surplus or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Shares which may be subscribed for and purchased hereunder until and unless and except to the extent that the rights represented by this Warrant shall be exercised.

          8.3. Replacement Warrants.  This Warrant is exchangeable, upon the
               --------------------
surrender hereof at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

     9.   Transfer and Registration
          -------------------------

          9.1. Compliance with Securities Laws.  If any proposed transfer, in
               -------------------------------
whole or in part, of this Warrant or the Shares issuable upon exercise of this Warrant might reasonably involve a public offering of the same contrary to the investment representations in Section 3, the Company may require, as a condition precedent to such transfer, an opinion of counsel, satisfactory to it, that the proposed transfer will not involve a public offering which is required to be registered under the Securities Act of 1933.

          9.2. Transfer.  Subject to Section 9.1, this Warrant and all rights
               --------
hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with an assignment of this Warrant in the form attached hereto duly executed by the holder or its agent or attorney.

          9.3. Warrant Register.  This Warrant and the name and address of the
               ----------------
holder have been registered in a Warrant Register that is kept at the principal office of the Company, and the Company may treat the holder so registered as the absolute owner of this Warrant for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the 28th day of May, 1998.

                              BIGMAR, INC.


                              By:   /s/ John Tramontana
                                   --------------------------------------
                              President

                              NOTICE OF EXERCISE


TO:  Bigmar, Inc.

     1.   Check Box that Applies:

     [ ] The undersigned hereby elects to purchase _________ shares of Series A Convertible Preferred Stock of Bigmar, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     [ ]  The undersigned hereby elects to convert the attached warrant into
_________ shares of Series A Convertible Preferred Stock of Bigmar, Inc. pursuant to the terms of Section 1.2 of the attached Warrant, in accordance with the calculations attached hereto.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                              ------------------------------------------
                              (Name)

                              ------------------------------------------

                              ------------------------------------------
                              (Address)



                                    ------------------------------------
                                    Signature

                              FORM OF ASSIGNMENT
                  (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _______________________ the right represented by the within Warrant to purchase ____________ shares of Series A Convertible Preferred Stock of Bigmar, Inc. to which the within Warrant relates, and appoints ______________________ as its Attorney to transfer such right on the books of Bigmar, Inc. with full power of substitution in the premises.

Dated:
                                            __________________________________
                                            (Signature must conform to name of
                                            holder as specified on the face of
                                            this Warrant)

Signed in the presence of:


___________________________